UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 22, 2017

INTELLIGENT CLOUD RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202294	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8717 N. Mattox Rd. Apt C198

Kansas City, MO 64154

(Address of principal executive offices)

(647) 478-6385

 (Registrant's telephone number, including area code)

         N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 22, 2017, Intelligent Resources Cloud, Inc. (the “Company”), terminated the engagement of SRCO Professional Corporation (“SRCO”). The auditor report by SRCO contained in the financial statements of the Company for the year ended December 31, 2015, filed as part of the annual report on Form 10-K for the year ending December 31, 2015, did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with SRCO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on March 27, 2014 to December 31, 2015, nor from December 31, 2015 through March 22, 2017

On March 22, 2017, the Company engaged Malone Bailey LLP as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Malone Bailey LLP. The decision to hire Malone Bailey LLP was approved by the Company’s Board of Directors.

On March 22, 2017, the Company provided SRCO with its disclosures in the Current Report on Form 8-K disclosing the dismissal of SRCO and requested in writing that SRCO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. SRCO's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated March 22, 2017 from SRCO Professional Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2017

Intelligent Resources Cloud, Inc.

By:	/s/ Fatima Khan
Fatima Khan
Title: Chief Executive Officer

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